Exhibit 3.1
AGREEMENT
CONCERNING THE TRANSFER WITHOUT CASH CONSIDERATION OF
IMMATERIAL NOMINAL SHARES OF AN INCORPORATED COMPANY
In Athens, today Wednesday, March 4, 2009:
1.	The Hellenic State which is represented for the purpose of signing the present agreement, pursuant to the provisions of article 74 par. 4(a) of L.3371/2005 (Government Gazette 178 A’) and article 1 and 2 par. 4 and 5 of L.3655/2008 (Government Gazette 58 A’), by Mr. Yannis Papathanassiou, Minister of Economy and Finance with seat in Athens, Nikis Street, number 5-7, and V.A.T. number 090166291 (Tax Authority DOY D’ of Athens) (“THE TRANSFEROR”), on the one hand, and

2.	The legal entity governed by public law with the title “Idryma Koinonikon Asfaliseon — Eniaio Tameio Asfalisis Misthoton” (“IKA-ETAM”), successor of the pension section of the Social Security Fund for OTE Employees (“TAP-OTE”), pursuant to articles 1 and 2 par. 4 and 5 of L.3655/2008, with seat in Athens, Agiou Konstantinou Street, number 8, V.A.T. number 090003373 (Tax Authority DOY KB’ of Athens), and which is represented for the purpose of the present contract by Mr. Theodoros Abatzoglou, governor of IKA-ETAM (“THE ACQUIRER”), on the other hand, agree and mutually accept the following:
The “TRANSFEROR” declares that, acting in compliance with the provisions of article 74 par. a of L. 3371/2005 and articles 1, and 2 par. 4 and 5 of L. 3655/2008, in combination with European Commission decision of May 10, 2007 (C 2/2006), holds in its exclusive ownership, demesne and possession 19,606,015 immaterial ordinary nominal shares listed in the Athens Exchange S.A., of the company “Hellenic Telecommunications Organisation S.A.” (“THE COMPANY”). The “TRANSFEROR” transfers by means of a non-stock-market transfer the full ownership, demesne and possession of the aforementioned shares, free from burdens and without consideration, to the “ACQUIRER”, who accepts them.
The value of each transferred share, pursuant to its closing price on the date of signature of the present agreement is Euro 10.30 and the total fair value of the transferred

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shares according to this price amounts to Euro 201,941,954.50. These shares represent 4% of the total share capital of the “COMPANY”.
The transfer takes place according to the following specific terms and agreements:
1.	GENERAL PROVISIONS

1.1.	The “TRANSFEROR” maintains the right to reacquire all or part of the transferred shares. The “TRANSFEROR” may exercise this right at any moment through a written declaration to the “ACQUIRER”, in which it shall at least mention the number of shares it intends to acquire and the period within which the sale is to take place, in part or entirely. Should the “TRANSFEROR” exercise this right, the “ACQUIRER” undertakes the obligation to enter into one or more agreements with the “TRANSFEROR”, depending on the latter’s proposal.

1.2.	Should the “ACQUIRER”, on any ground, decide to sell part or all of the shares acquired pursuant to the present agreement, it is obliged to notify in writing the “TRANSFEROR” of its intention. In this case, the “TRANSFEROR” maintains the right to request, within one (1) month, to enter into an agreement for the purchase of part or all of the shares which the “ACQUIRER” intends to transfer. If the “TRANSFEROR” rejects such a possibility, or if the one-month period expires without an expression of interest by the “TRANSFEROR”, the “ACQUIRER” may freely sell these shares.

1.3.	Exceptionally and exclusively, the “TRANSFEROR” has the obligation to reacquire the shares that the “ACQUIRER” intends to transfer, provided that the latter explains in the written invitation, which it is obliged to address to the “TRANSFEROR” under the present agreement, that it decided to sell these shares for the funding of pensions in the framework of the Voluntary Retirement Scheme for OTE employees, according to article 74 of L. 3371/2005, and it is proven straight away, on the basis of a specific economic analysis, that it is not capable of meeting its obligation to pay the pensions that the employees who are considered to be eligible under this scheme are entitled to receive, and its inability stems from its obligation to fully materialize the specific scheme.

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1.4.	In all of the aforementioned cases (“call option” and/or “put option”), the value of all of the transferred shares shall be calculated on the basis of the closing price of the shares of the “COMPANY” on the date of signature of the present agreement.

1.5.	Should the “ACQUIRER” transfer the shares to any third party, person or company, contrary to the above agreement, the “ACQUIRER” shall be obliged to pay the “TRANSFEROR” an amount equal to ten times the amount it obtained from the sale of the shares to the third party as penalty and compensation, which the parties consider to be fair and reasonable.

1.6.	Should the “COMPANY” decide to increase its share capital, and there is a pre-emption right of the existing, at the time of the capital increase, shareholders or the issue of convertible bonds, and should the “ACQUIRER” decide to make use of its right, it is obliged to inform immediately in writing the “TRANSFEROR”, who maintains the possibility to directly request in writing that the “ACQUIRER” transfer to it through a non-stock-market transfer the shares it acquired through the exercise, in full or part, of that right. In this case, the “ACQUIRER” shall be obliged to transfer the additional shares at the price it acquired them, or, alternatively, it shall be obliged to pay the “TRANSFEROR” as form of compensation an amount equal to ten times the price paid for its participation in that capital increase, and the provisions mentioned in the previous paragraph shall be applicable.

1.7.	The “ACQUIRER” undertakes the obligation to exercise the voting rights stemming from the aforementioned shares in coordination with the “TRANSFEROR”, and, in particular, to instruct its agents to exercise the voting rights at any general assembly of the “COMPANY”s shareholders pursuant to the way the “TRANSFEROR” exercises its own rights. Otherwise, the “ACQUIRER” shall be obliged to pay the “TRANSFEROR” as penalty an amount that will be equal to the stock-market value

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of the acquired shares on the day of the general assembly of the “COMPANY”s shareholders, as well as compensation for any damages incurred by the “SELLER” [sic should read “TRANSFEROR”].

2.	GENERAL PROVISIONS

2.1.	Any amendment of the present agreement shall be entered into pursuant to the common agreement of the parties and it shall only be proven in writing, and no other means of proof shall be acceptable.

2.2.	Any notice or notification that relates to the present agreement shall be made in writing and it shall be serviced to the address of each of the parties respectively mentioned in the preamble of the present agreement, except if, prior to any service of documents, one party has notified the other of a change in its address or of its will that service of documents be made in Greece in a different address or to an appointed person. The present agreement regulates the agreed transfer in its entirety and prevails over all other previous relevant arrangements, written communications, settlements, negotiations, discussions — in writing or oral — between the parties, and there are no other guarantees, assurances or agreements between the parties in relation to the present transaction, unless they are mentioned in the present agreement.
     3. TAXES — COSTS
Any potential taxes, costs or third-party rights relating to the aforementioned transfer, as well as the costs for listing the transfer at the Central Securities Depository, shall be borne by the "TRANSFEROR”.
4.	APPLICABLE LAW — DISPUTE RESOLUTION
The present agreement is governed by the Greek Law and it shall be interpreted in light of Greek Law.

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5.	FINAL PROVISIONS
The “TRANSFEROR” and the “ACQUIRER”, lawfully represented in the present agreement, declare that they have the full power and right to enter into the present agreement and to fulfill the procedures foreseen by the latter. They have taken all necessary legal actions for the authorization of their representatives for the purpose of signing, executing and fulfilling the present agreement and the acts foreseen by the present agreement. No further consent, approval, authorization, declaration or submission of application to a person is necessary for the valid signature, execution and fulfillment of the present agreement, other than the ones already obtained.
The present agreement has been produced in five (5) identical original documents, two (2) certified original documents shall be received by each of the parties, and the fifth shall be used for listing the agreement at the Central Securities Depository.
THE PARTIES

THE “TRANSFEROR”	THE “ACQUIRER”

ON BEHALF OF THE HELLENIC STATE	ON BEHALF OF IKA-ETAM

THE MINISTER OF ECONOMY	ITS GOVERNOR

AND FINANCE

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IOANNIS PAPATHANASIOU	THEODOROS ABATZOGLOU